UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 8, 2004

Commission File Number:  000-25939

THE KELLER MANUFACTURING COMPANY, INC.
(Exact name of registrant as specified in its charter)

Indiana		35-0435090
(State or other jurisdiction of incorporation or organization)		(IRS Employer Identification No.)

701 N. Water Street, Corydon, Indiana		47112
(Address of principal executive offices)		(Zip Code)

(812) 738-2222
(Registrant's telephone number, including area code)

The information in this Form 8-K is being furnished and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Form 8-K shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

Item 7.    Financial Statements and Exhibits.

        The following exhibits are filed as a part of this report:

        (a)         Not applicable.

        (b)         Not applicable.

        (c)        Exhibits

                      99.1    Press release dated March 8, 2004.

Item 9.    Regulation FD Disclosure.

On March 8, 2004 The Keller Manufacturing Company, Inc. (the “Company”) issued a press release announcing that it intends to engage in a going private transaction by completing a 1-for-500 reverse stock split, which will allow the Company to terminate the registration of the Company’s common stock with the Securities and Exchange Commission (“SEC”). On March 5, 2004, the Company commenced the mailing of a disclosure document regarding this transaction to all shareholders of the Company of record as of March 3, 2004. The Company intends that the going private transaction will become effective at the close of business on March 29, 2004.

All shareholders of record as of the effective time of the transaction will be affected by the reverse stock split. Shareholders owning fewer than 500 shares of the Company’s common stock of record following the reverse stock split will no longer own any equity interest in the Company. These shareholders will instead be entitled to receive cash in an amount equal to $4.00 for each share of common stock that is registered in that shareholder’s name at that time. The Company intends to mail a letter of transmittal to those shareholders promptly following the effective time of the reverse stock split for their use in returning their share certificates to the Company in order to claim their cash payment.

Immediately following the reverse stock split, the Company will effect a 500-for-1 forward stock split, which will effect only those shareholders who (after giving effect to the reverse stock split) continue to hold of record at least one whole share of common stock. This means that if a shareholder holds 500 or more whole shares of common stock of record prior to the reverse stock split, such shareholder will hold that same number of shares of record following the forward stock split.

Under Indiana law, this transaction is not subject to the approval of the shareholders of the Company and the Company is not seeking any vote of the shareholders in connection with the transaction. Details of the transaction can be found in the Company’s Schedule 13E-3 filed with the SEC. The disclosure being mailed to shareholders is also filed with the SEC as an Exhibit to the Schedule 13E-3, and both can be obtained free of charge on the SEC’s website (www.sec.gov).

The full text of the press release is furnished as exhibit 99.1 to this Form 8-K.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 8, 2004	The Keller Manufacturing Company, Inc. By: /s/ David T. Richardson David T. Richardson Chief Financial Officer

Exhibit Index

Exhibit No. 99.1	Description The Keller Manufacturing Company, Inc. press release, issued March 8, 2004.